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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                EXHIBIT 10 (O.2)

                        ACTIVE LINK COMMUNICATIONS, INC.
                            1840 CENTRE POINT CIRCLE
                              NAPERVILLE, IL 60563

December 23, 2002

Mr. Steven Scott
27 Mill Farm Rd.
Stoughton, MA  02072

Dear Mr. Scott:

This letter is in reference to the letter agreement ("Agreement") between yourself ("Scott") and Active Link Communications, Inc. (Company or ACVE). The Agreement stipulated that the Company would compensate Scott with the Company's stock for strategic consulting services as set forth in a schedule attached to the Agreement (attached herein as Schedule I). To date, the Company has issued stock to Scott as follows:

      (a) 500,000 shares issued on November 19, 2002 for work performed from October 1, 2002 through October 25, 2002.

      (b) 150,000 shares issued on December 19, 2002 for work performed through November 30, 2002.

Given that Scott has failed to successfully raise investment capital for the Company, and given that Scott has failed to negotiate acceptable compromise settlements with any of the Company's major creditors, the Company hereby deems the services as originally contracted not to have been performed as agreed. As such, the Company and Scott agree to the following revisions to the Agreement:

      (a) The two stock certificates issued for a total of 650,000 shares of Company stock will be cancelled effective immediately.

      (b) The remaining stock to be issued for services as documented in the Agreement will not be issued as originally scheduled.

      (c) If Scott assists the Company with the raising of investment capital of at least $1,500,000 by April 30, 2003, and if Scott assists the Company in negotiating final compromise settlements with its major creditors, the Company will reinstate the stock compensation plan in accordance with the Agreement. In so doing, the dates for stock issuance in the Agreement will recommence on May 1, 2003. In other words, the first issuance of stock for 500,000 shares will be done May 1, 2003.

If the foregoing correctly sets forth the understanding and agreement between Scott and the Company, please so indicate in the space provided for that purpose below, whereupon this letter will constitute a binding agreement as of the date hereof. PLEASE RETURN THIS LETTER ALONG WITH THE TWO STOCK CERTIFICATES.

                                    Active Link Communications, Inc.


                                    By: _______________________________________
                                        Timothy A. Ells, Chief Executive Officer

                                    Date: _____________________________________
AGREED:

Steven E. Scott

By: ______________________________________

Date: _____________________________________